SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549

                      ---------------------

                           FORM 8-K/A

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   June 15, 1994



                          Moog Inc.
       (Exact Name of Registrant as Specified in Charter)


  New York                  1-5129             16-0757636
(State or Other           (Commission          (IRS Employer
Jurisdiction of           File Number)         Indentification
No.)
Incorporation)


East Aurora, NY                                       14052
(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code  716) 652-2000


                           N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial          Page
          Information and Exhibits.

          The following financial statements and pro forma financial information are filed as a part of this report.

               (A)  Financial Statements of AlliedSignal
                    Mechanical and Hydraulic Actuation
                    Division                                    3

                    (i)  Audited Financial Statements for
                         the years ended December 31, 1993
                         and 1992                            4-12

                   (ii)  Unaudited Financial Statements
                         for the three and six months
                         ended March 31, 1994.              13-17

               (B)  Pro Forma Condensed Combined Financial
                    Statements of Moog Inc. and the
                    AlliedSignal Mechanical and Hydraulic
                    Actuation Division                         18

                    (i)  Pro Forma Condensed Combined
                         Statement of Operations for the six
                         months ended March 31, 1994           20

                   (ii)  Pro Forma Condensed Combined
                         Statement of Operations for
                         the year ended September 30,
                         1993                                  21

                  (iii)  Pro Forma Condensed Combined
                         Balance Sheet as of March 31,
                         1994                                  22

                   (iv)  Notes to Pro Forma Condensed
                         Combined Financial Statements         24

               (C)  Exhibits

                   (23)  Consent of Price Waterhouse LLP       26

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Report and Financial Statements
December 31, 1993 and 1992

                REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
AlliedSignal Inc.


In our opinion, the accompanying balance sheet and the related statements of operations and division equity and of cash flows present fairly, in all material respects, the financial position of the AlliedSignal Mechanical and Hydraulic Actuation Division (a division of AlliedSignal Inc.) at December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




















PRICE WATERHOUSE LLP
July 22, 1994
Woodland Hills, California

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Balance Sheet (in thousands)


                                                December 31,
                                             1993        1992

Assets

Current assets:
     Accounts receivable                   $  9,863   $  13,107
     Inventories (Note 2)                    17,953      20,792

          Total current assets               27,816      33,899

Property and equipment, net (Notes 2 and 3)  45,489      49,383
Other assets                                    300         200

          Total assets                     $ 73,605   $  83,482


Liabilities and Division Equity

Current liabilities:
     Accounts payable                      $  4,200   $   4,700
     Accrued liabilities (Note 3)            14,212      23,531

          Total current liabilities          18,412      28,231

Commitments and contingencies (Note 6)

Division equity (Note 5)                     55,193      55,251

          Total liabilities and division   $ 73,605   $  83,482
            equity

















         See accompanying notes to financial statements

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Statements of Operations and Division Equity (in thousands)

                                             For the year ended
                                                December 31,
                                             1993          1992


Net sales                                  $101,547   $ 96,527
Cost of sales                                78,512     90,472

     Gross profit                            23,035      6,055

Selling, general and administrative expense  17,060     18,156
Research and development expense              2,756      4,191

     Operating income (loss)                  3,219    (16,292)

Interest expense                              1,812      2,571
Other expense, net                            1,910      1,973

     Loss before income taxes                  (503)   (20,836)

Benefit for income taxes (Note 4)              (201)    (8,335)

     Net loss                                  (302)   (12,501)

Net increase in intercompany account (Note 5)   244     21,286

Division equity, beginning of year           55,251     46,466

Division equity, end of year                $55,193    $55,251



















         See accompanying notes to financial statements

Allied Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Statements of Cash Flows (in thousands)


                                             For the year ended
                                                December 31,
                                             1993          1992

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                              $   (302)  $(12,501)
     Adjustments to reconcile net loss to net
      cash used in operating activities:
          Depreciation                        5,688      4,690
          Change in assets and liabilities:
            Accounts receivable               3,244     (1,615)
            Inventories                       2,839      8,308
            Other assets                       (100)      (200)
            Accounts payable                   (500)    (5,400)
            Accrued liabilities              (9,319)    (4,457)

               Net cash provided by (used for)
                operating activities          1,550    (11,175)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment     (1,794)   (10,111)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Changes in intercompany accounts           244     21,286

Net change in cash                               -          -

Cash, beginning of year                          -          -

Cash, end of year                          $     -    $     -


















         See accompanying notes to financial statements

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Notes to Financial Statements (in thousands)


1.   Basis of presentation

          The accompanying financial statements reflect the assets, liabilities and division equity and the revenues, expenses, changes in division equity and cash flows of the AlliedSignal Mechanical and Hydraulic Actuation Division (the Division), a wholly-integrated line of business of Aerospace Systems & Equipment
          (ASE), a division of AlliedSignal Inc. (AlliedSignal). The Division designs, manufactures, markets and supports actuation equipment for commercial and military applications.


2.   Summary of significant accounting policies

          Inventories

          Inventories, which include costs of material, labor and manufacturing overhead, are stated at the lower of cost
          (first-in, first-out) or market and consist of the following:


                                             1993      1992

     Raw materials                        $   590    $  1,405
     Work-in-process                       13,067      15,995
     Finished goods                        10,347       8,674

                                           24,004      26,074
     Less:  Unliquidated progress
            payments                       (6,051)     (5,282)

                                         $ 17,953    $ 20,792


     Property and equipment

     Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is computed by the straight-line method on the basis of the estimated useful lives of the related assets. The Division capitalizes expenditures which materially increase asset lives and charges ordinary maintenance and repairs to operations as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the respective accounting records and the resulting gain or loss is included in operations.

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Notes to Financial Statements (in thousands)


     Revenue recognition

     Revenues are generally recognized as products are shipped to customers. A portion of the Division's revenues results from contracts performed for the United States government. Revenues and profits on such contracts are recognized using the units-shipped method of accounting. The Division provides for anticipated losses on contracts by a charge to income during the period in which the losses become evident; contracts that are part of a program are evaluated on an overall program basis. Contract costs, including indirect costs allocated to contracts, are subject to audit and adjustment by negotiations between the Division and the United States government. Contract revenues have been recorded in amounts which are expected to be realized upon final settlement.

     Warranty expense

     The Division warrants its products against defects for periods ranging from six months to three years. A provision for estimated future costs relating to warranty expense is recorded when products are shipped. Warranty expense was $1,510 and $5,645 in 1993 and 1992, respectively.

     Income taxes

     For income tax purposes, the Division's taxable income
     (loss) is included in the consolidated and combined tax returns of AlliedSignal. AlliedSignal allocates a portion of the consolidated income tax provision (benefit) to the Division in an amount generally equivalent to the provision (benefit) which would result if the Division filed a separate income tax return, without regard to net operating loss carryover limitations. Income taxes currently payable, as allocated pursuant to this policy, and deferred income taxes relating to temporary differences between the financial statement and tax bases of assets are included in division equity in the balance sheet.

     Statement of cash flows

     The Division paid no cash for interest or income taxes in 1993 and 1992.

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Notes to Financial Statements (in thousands)


3.   Composition of certain balance sheet components


                                                 December 31,
                                             1993          1992
     Property and equipment
       Land                                $  4,574    $   4,574
       Buildings and improvements            17,406       17,005
       Machinery and equipment               55,315       56,792
       Construction in progress                 421        1,686
                                             77,716       80,057
       Less accumulated depreciation
        and amortization                    (32,227)     (30,674)
                                           $ 45,489    $  49,383

     Accrued liabilities
       Payroll, benefits and related
        taxes                             $   3,700    $   4,200
       Customer advances                      5,300        6,500
       Customer refunds                         300        4,300
       Warranty                               1,612        3,125
       Streamlining and restructuring                      2,206
       Other                                  3,300        3,200
                                           $ 14,212    $  23,531


4.   Income taxes

     The benefit for income taxes for the years ended
     December 31, 1993 and 1992 consist of the following:

                                             1993           1992

     Federal                               $   (161)   $  (6,751)
     State                                      (40)      (1,584)
                                           $   (201)   $  (8,335)

     The reconciliation of the effective tax rate for the years ended December 31, 1993 and 1992 is as follows:

                                             1993           1992

     Tax at statutory federal rate            34%            34%
     State taxes, net of federal benefit       7%             7%
     Other, net                               (1%)           (1%)

                                              40%            40%

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Notes to Financial Statements (in thousands)


5.   Related party transactions

     The Division is allocated amounts from ASE and AlliedSignal for corporate overhead charges and income taxes (Notes 2 and 4). Corporate charges, which are allocated to the Division based on specific identification, headcount, and certain formulas, totalled $3,447 and $3,685 for the years ended December 31, 1993 and 1992, respectively. Corporate charges are included in general and administrative expenses in the statement of operations. In the opinion of management, the allocation methods are reasonable.

     The Division is also charged interest in accordance with a formula based on AlliedSignal's net investment in the Division, cash flow generated by the Division, and other factors. Interest expense totalled $1,812 and $2,571 for the years ended December 31, 1993 and 1992, respectively.

     Division equity includes AlliedSignal's investment in the Division, net cash transfers between the Division and ASE and AlliedSignal for cash generated from operations, and cash transfers for working capital and asset purchases, corporate charges and allocations and cumulative earnings of the Division. Additionally, assets or liabilities related to pension costs and postretirement benefits are included in division equity.

     The Division purchases certain components used in its products from affiliates. Purchases from affiliates totalled $1,662 and $1,910 for the years ended December 31, 1993 and 1992, respectively. In addition, the Division sells certain manufactured hardware to affiliates. Sales to affiliates totalled $12,320 and $10,600 for the years ended December 31, 1993 and 1992, respectively.


6.   Commitments and contingencies

     Litigation

     The Division is from time to time a party to various legal actions and other claims which arise during the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Division's financial position or results of operations.

AlliedSignal Mechanical and Hydraulic Actuation Division
(a division of AlliedSignal Inc.)

Notes to Financial Statements (in thousands)


     Transactions with the United States government

     In the normal course of the Division's contracting business, issues are raised by government agencies involving cost accounting methods, procurement practices, manufacturing methodology, research activities, design and quality standards, and a broad range of other issues. Resolution of these issues may result in costs to the Division, including delays in shipments and changes in manufacturing methods and costs. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Division's financial position or results of operations.


7.   Revenues and accounts receivable

     The Company generates revenues principally from the sales of products to the aerospace industry. As a result, the Company's trade accounts receivable are concentrated primarily in this industry. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

     Four customers accounted for 22%, 14%, 12% and 10% of revenue, respectively, in 1993 and three customers accounted for 31%, 16% and 12% of revenue, respectively, in 1992.
     Foreign sales in 1993 and 1992 amounted to $20,353 and $10,323, respectively.


8.   Subsequent events

     Effective June 17, 1994, the Division was sold to Moog, Inc.
     for approximately $71 million. Approximately 500 employees of ASE directly associated with the Division have transferred to the acquiring company.

                Unaudited Financial Statements of
    AlliedSignal Mechanical and Hydraulic Actuation Division
                (a division of AlliedSignal Inc.)
        for the three and six months ended March 31, 1994

    AlliedSignal Mechanical and Hydraulic Actuation Division
                (a Division of AlliedSignal Inc.)
                    Balance Sheet (Unaudited)

                         March 31, 1994
                         (In thousands)


ASSETS

CURRENT ASSETS

     Accounts receivables, net                     7,800
     Inventories                                  20,200

          TOTAL CURRENT ASSETS                    28,000

PROPERTY, PLANT AND EQUIPMENT, NET                43,990
OTHER ASSETS                                         300

TOTAL ASSETS                                 $    72,290



LIABILITIES AND DIVISION EQUITY

CURRENT LIABILITIES

     Accounts payable                              4,400
     Accrued liabilities                           6,500
     Customer advances                             2,800

          TOTAL CURRENT LIABILITIES               13,700

Commitments and contingencies

DIVISION EQUITY                                   58,590

TOTAL LIABILITIES AND DIVISION EQUITY        $    72,290

















See Notes to Financial Statements

         AlliedSignal Mechanical and Hydraulic Actuation Division
                     (a Division of AlliedSignal Inc.)
               Statements of Operations and Division Equity

                              (In thousands)

                                                 Periods Ended
                                                 March 31, 1994
                                                  (unaudited)

                                            Three Months      Six Months

Net sales                                    $   23,876        $  48,026
Other income                                        109              140

                                                 23,985           48,166

Costs and Expenses

     Cost of sales                               16,127           33,571
     Research and development expenses              576            1,214
     Selling, general and administrative expenses 3,369            7,268
     Interest expense                               364              745
     Other expenses                                 363              352

                                                 20,799           43,150


Earnings before income taxes                      3,186            5,016

Income taxes                                      1,274            1,915


Net earnings                                      1,912            3,101

Net increase in intercompany account              1,485              698

Division equity at beginning of period           55,193           54,791

Division equity at end of period             $   58,590        $  58,590















See Notes to Financial Statements

         AlliedSignal Mechanical and Hydraulic Actuation Division
                     (a Division of AlliedSignal Inc.)
                          Statement of Cash Flows

                              (In thousands)

                                                 Periods Ended
                                                 March 31, 1994
                                                  (unaudited)

                                            Three Months      Six Months

CASH FLOWS FROM OPERATING ACTIVITIES

     Net earnings                            $    1,912        $   3,101
     Adjustments to reconcile net
        earnings to net cash provided
        by operating activities:
        Depreciation                              1,525            2,975
        Changes in assets and liabilities:
           Accounts receivables, net              2,063              300
           Inventories                           (2,247)            (200)
           Other assets                              -              (200)
           Accounts payable                         200             (800)
           Accrued liabilities                   (2,412)          (1,800)
           Customer advances                     (2,500)          (2,900)

     Net cash provided (used) by operating
        activities                               (1,459)             476


CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property, plant
        and equipment                               (26)          (1,174)


CASH FLOWS FROM FINANCING ACTIVITIES
     Change in intercompany accounts              1,485              698

Net change in cash                                  -                -

Cash, beginning of period                           -                -

Cash, end of period                          $                 $     -











See Notes to Financial Statements

    AlliedSignal Mechanical and Hydraulic Actuation Division

                  Notes to Financial Statements

                           (unaudited)

                     (dollars in thousands)


1.   Basis of presentation

     The accompanying financial statements reflect the assets, liabilities and division equity and the revenues, expenses, changes in division equity and cash flows of the AlliedSignal Mechanical and Hydraulic Actuation Division (the Division), a wholly-integrated line of business of Aerospace Systems & Equipment (ASE), a division of AlliedSignal Inc. (AlliedSignal). The Division designs, manufactures, markets and supports actuation equipment for commercial and military applications. In the opinion of the Division, the accompanying financial statements contain all adjustments necessary to present fairly the financial position as of March 31, 1994 and the results of operations and cash flows for the three and six month periods ended March 31, 1994. The results of operations for the three and six month periods ended March 31, 1994 are not necessarily indicative of results expected for the full year.


2.   Inventories

     Inventories, which include costs of material, labor and manufacturing overhead, are stated at the lower of cost
     (first-in, first-out) or market and consist of the following at March 31, 1994

     Raw materials                               $   700
     Work-in-process                              12,200
     Finished goods                               12,700
                                                  25,600
     Less:  Unliquidated progress payments        (5,400)

                                                 $20,200

3.   Statement of cash flows

     The Division paid no cash for interest or income taxes during the six months ended March 31, 1994


4.   Subsequent events

     Effective June 17, 1994, the Division was sold to Moog Inc. for approximately $78,000 including payment for specified transition services to be provided over a period of approximately one year. Approximately 500 employees of ASE directly associated with the Division have transferred to the acquiring company.

                           MOOG, INC.

        Pro Forma Condensed Combined Financial Statements

                            MOOG INC.

        Pro Forma Condensed Combined Financial Statements
                         (In Thousands)


Introduction

     On June 17, 1994 Moog Inc. (Moog) completed the purchase of the Mechanical and Hydraulic Actuation Systems product lines (the "Product Lines") from AlliedSignal Inc. (AlliedSignal). Included in the purchase are all of the inventories, machinery and equipment and real property associated with the Product Lines.
It is expected that these assets will continue to be used in the operation of the acquired Product Lines. Moog Inc. assumed certain contract related liabilities and other miscellaneous accrued liabilities as part of the transaction. The original purchase price, including payment for specified transition services to be provided by AlliedSignal over a period of approximately one year, was $78,000 in cash which was financed under Revolving Credit and Term Loan facilities provided by a banking group. Interest on borrowing will be charged at LIBOR plus 2.12% for the first year and 2.00% thereafter. The final purchase price has been adjusted downward to $74,352 based upon a formula set forth in the stock purchase agreement which adjusted the purchase price based upon the level of net assets forwarded at closing.

     The following unaudited pro forma condensed combined financial statements give effect to the acquisition of the Product Lines by Moog assuming the transaction was consummated as of September 30, 1992. Included in the statement of operations for the year ended September 30, 1993 is Moog's fiscal year ended September 30, 1993 and the Product Lines' calendar year ended December 31, 1993. The statement of operations for the six months ended March 31, 1994 includes the actual six month periods then ended for both entities. Sales of $24,181 and earnings before cumulative effect of change in accounting principle of $1,189 for the Product Lines' fourth calendar quarter is included in both periods presented. The pro forma adjustments are described in the accompanying notes to the pro forma condensed combined financial statements and should be read in conjunction with such pro forma condensed combined financial statements.
Such pro forma financial statements should also be read in conjunction with Moog's consolidated financial statements and notes set forth in the Report on Form 10-K for the year ended September 30, 1993 and the Report on Form 10-Q for the period ended March 31, 1994. The pro forma condensed combined financial statements are not necessarily indicative of the actual results that would have occurred had the transaction been consummated September 30, 1992 or of the future results of operations which will be obtained by Moog as a result of the acquisition.

                                  MOOG INC.
      Pro Forma Condensed Combined Statements of Operations (Unaudited)
                       Six Months Ended March 31, 1994
                               (In thousands)

                                                                  Moog Inc
                                                                  and the
                                                                  Acquired
                                         Acquired                 Product
                                         Product    Acquisition   Lines After
                               Moog Inc   Lines     Adjustments   Acquisition
NET SALES                      $ 143,945  $  48,026                $ 191,971
OTHER INCOME                         933        140                    1,073

                                 144,878     48,166          0       193,044

COSTS AND EXPENSES
     Cost of sales               100,662     33,571     (2,833) (1)  131,400
     Research and development
       expenses                    9,966      1,214                   11,180
     Selling, general and
       administrative expenses    26,393      7,268       (163) (2)   33,498
     Interest expense              4,723        745      2,118  (3)    7,586
     Foreign currency exchange
       gain                         (221)       -                       (221)
     Other expenses                  501        352        452  (4)    1,305
     Inventory obsolescence charge 2,574        -                      2,574
     Restructuring expenses        2,107        -                      2,107

                                 146,705     43,150       (426)      189,429

EARNINGS (LOSS) BEFORE INCOME
  TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE            (1,827)     5,016        426         3,615

INCOME TAXES (BENEFITS)             (784)     1,915        170  (5)    1,301

EARNINGS (LOSS) BEFORE
  CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING
  PRINCIPLE                       (1,043)     3,101        256         2,314

EARNINGS (LOSS) PER
  COMMON SHARE BEFORE
  CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING
  PRINCIPLE                        ($.13)                               $.30

AVERAGE COMMON SHARES
  OUTSTANDING                  7,713,465                           7,713,465


See Notes to Pro Forma Condensed Combined Financial Statements

                                  MOOG INC.
      Pro Forma Condensed Combined Statements of Operations (Unaudited)
                        Year Ended September 30, 1993
                               (In thousands)

                                                                  Moog Inc
                                                                  and the
                                                                  Acquired
                                         Acquired                 Product
                                         Product    Acquisition   Lines After
                               Moog Inc   Lines     Adjustments   Acquisition
NET SALES                      $ 293,680  $ 100,450                $ 394,130
OTHER INCOME                       2,663      1,097                    3,760

                                 296,343    101,547          0       397,890


COSTS AND EXPENSES

     Cost of sales               206,985     78,512     (9,807) (1)  275,690
     Research and development
       expenses                   16,128      2,756                   18,884
     Selling, general and
       administrative expenses    52,723     17,060       (369) (2)   69,414
     Interest expense             10,974      1,812      3,914  (3)   16,700
     Foreign currency exchange
       loss                           60        -                         60
     Other expenses                  853      1,910        654  (4)    3,417


                                 287,723    102,050     (5,608)      384,165


EARNINGS (LOSS) BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM           8,620       (503)     5,608        13,725

INCOME TAXES (BENEFITS)            3,502       (201)     2,243  (5)    5,544

EARNINGS (LOSS) BEFORE
  EXTRAORDINARY ITEM           $   5,118       (302)     3,365         8,181

EARNINGS (LOSS) PER
  COMMON SHARE BEFORE
  EXTRAORDINARY ITEM                $.66                               $1.06

AVERAGE COMMON SHARES
  OUTSTANDING                  7,713,465                           7,713,465





See Notes to Pro Forma Condensed Combined Financial Statements

                                  MOOG INC.
           Pro Forma Condensed Combined Balance Sheet (Unaudited)
                               March 31, 1994
                               (In thousands)

                                                                  Moog Inc
                                                                  and the
                                                                  Acquired
                                         Acquired                 Product
                                         Product    Acquisition   Lines After
ASSETS                         Moog Inc   Lines     Adjustments   Acquisition

CURRENT ASSETS

     Cash and cash equivalents $   9,077                           $   9,077
     Receivables, net            115,588      7,800     (7,800) (6)  115,588
     Inventories                  63,277     20,200     (2,273) (6)   81,204
     Deferred income taxes        11,145        -        3,646  (6)   14,791
     Prepaid expenses and other
       current assets              3,323        -        5,125  (6)    8,448

       TOTAL CURRENT ASSETS      202,410     28,000     (1,302)      229,108

PROPERTY, PLANT AND
  EQUIPMENT, NET                  92,348     43,990     (1,168) (6)  135,170
OTHER ASSETS                       5,433        300     22,697  (6)   28,430

TOTAL ASSETS                   $ 300,191  $  72,290  $  20,227      $392,708


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

     Notes payable             $  17,011        -                   $ 17,011
     Current installments of
       long-term debt and
       convertible subordinated
       debentures                 14,812        -                     14,812
     Accounts payable             16,981      4,400     (4,400) (6)   16,981
     Accrued salaries, wages
       and commissions            15,664      3,600       (663) (6)   18,601
     Contract loss reserves        5,156        -        6,000  (6)   11,156
     Other accrued liabilities    12,419      2,900        276  (6)   15,595
     Accrued income taxes            348        -                        348
     Customer advances             5,564      2,800        680  (6)    9,044

       TOTAL CURRENT LIABILITIES  87,955     13,700      1,893       103,548







See Notes to Pro Forma Condensed Combined Financial Statement

                                        22

LONG-TERM DEBT, EXCLUDING
  CURRENT INSTALLMENTS            68,592        -       76,355  (6)  144,947
LONG-TERM PENSION OBLIGATION      24,771        -          569  (6)   25,340
OTHER LONG-TERM OBLIGATIONS          692        -                        692
DEFERRED INCOME TAXES              5,508        -                      5,508
CONVERTIBLE SUBORDINATED
  DEBENTURES                      19,400        -                     19,400
MINORITY INTEREST IN SUBSIDIARY
  COMPANY                          1,437        -                      1,437

SHAREHOLDERS' EQUITY              91,836     58,590    (58,590)       91,836

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY         $ 300,191  $  72,290  $  20,227      $392,708








































See Notes to Pro Forma Condensed Combined Financial Statement

                            MOOG INC.

   Notes to Pro Forma Combined Condensed Financial Statements
                         (In Thousands)
                           (Unaudited)


     The following pro forma adjustments have been made to reflect the acquisition of the Product Lines by Moog Inc. as if the acquisition occurred on September 30, 1992:

          (1) Represents the adjustment required to conform the Product Lines' accounting principle for long-term contracts to Moog's methods.

               Moog follows the cost to cost percentage of completion method of accounting and uses the contract as source for determining profitability or loss reserve requirements. AlliedSignal (the previous parent of the Product Lines) records revenue on a units shipped basis and views contracts as part of a program when determining whether contract loss reserves are required.

               In addition, depreciation and amortization expense has been reduced by $914 in 1993 and $588 for the six months ended March 31, 1994 relating to the allocation of the purchase price. Intangibles associated with the allocation of purchase price total $20,994.

          (2) Represents amortization of deferred costs associated with the acquisition and debt issuance costs ($286 in 1993 and $143 for the six months ended March 31, 1994) offset by a proforma reduction to the amount allocated to the Product Lines by AlliedSignal for corporate and sector assessments ($655 in 1993 and $306 for the six months ended March 31, 1994).

          (3) Represents incremental interest on debt used to finance the transaction including $2,003 in acquisition related costs.

          (4) Represents elimination of equity income from an affiliate of the Product Lines which was not acquired as part of the transaction.

          (5) Represents the tax effects of the above adjust-ments at Moog's approximate statutory tax rate.

          (6) These adjustments are required to reflect the allocation of the $74,352 purchase price to the assets acquired and liabilities assumed and record costs associated with the transaction including deferred debt issuance costs.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MOOG INC.



                                        (Registrant)


Date:  August 26, 1994

                                   By:
                                       Robert R. Banta
                                       Executive Vice President

                 Consent of Price Waterhouse LLP

               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36721, 33-36722 and 33-62968) of Moog Inc. of our report dated July 22, 1994 relating to the financial statements of the AlliedSignal Mechanical and Hydraulic Actuation Division, which appears on page 4 of this Current Report on Form 8-K/A of Moog Inc. dated August 26, 1994.



















PRICE WATERHOUSE LLP
Woodland Hills, California
August 25, 1994


























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